Exhibit 3.1
CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

DIMENSIONAL VISIONS INCORPORATED
(Pursuant to Section 242 of
The Delaware General Corporation Law)

The undersigned, Preston J. Shea, President and Secretary of DIMENSIONAL VISIONS INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY that:

1.  The Certificate of Incorporation of the Company is hereby amended in Article One thereof by deleting DIMENSIONAL VISIONS INCORPORATED and substituting in its stead the following: ELEVATION MEDIA, INC.

2. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this  16  day of January 2006 and DOES HEREBY CERTIFY that the facts stated in this Certificate of Amendment are true and correct.

By:  /s/ Preston J. Shea
Preston J. Shea, President

By:  /s/ Preston J. Shea
Preston J. Shea, Secretary